Execution Version

Amendment No. 3 to

Amended and Restated Investment Advisory Agreement for Subadviser

This Third Amendment to the Amended and Restated Investment Advisory Agreement for Subadviser (this “Amendment”) effective May 31, 2019 (the “Effective Date”), is made by and among Global Atlantic Investment Advisors, LLC, an Indiana limited liability company (the “Investment Adviser”), Forethought Variable Insurance Trust, a Delaware statutory trust (the “Trust”), on behalf of its series listed in Schedule A to the Agreement (as defined below) (each a “Fund” and together, the “Funds”), and Wilshire Associates Incorporated, a California corporation (the “Sub-adviser”).  Capitalized terms used herein and not otherwise defined shall have the definition set out in the Agreement.

WHEREAS, the Investment Adviser, the Trust, and the Sub-adviser entered into that certain Amended and Restated Investment Advisory Agreement for Subadvisor dated April 25, 2016 and effective as of September 29, 2016 (the “Agreement”);

WHEREAS, the parties wish to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements contained herein, it is agreed as follows:

In accordance with Section 14 of the Agreement, the parties hereby amend and restate Schedule A of the Agreement as attached hereto.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement to be effective upon the Effective Date.

Forethought Variable Insurance Trust
By its authorized officer,

By:	/s/ Robert M. Arena, Jr.
Name:	Robert M. Arena, Jr.
Title:	President

Global Atlantic Investment Advisors, LLC
By its authorized officer,

By:	/s/ Eric D. Todd
Name:	Eric D. Todd
Title:	President

Wilshire Associates Incorporated
By its authorized officer,

By:	/s/ Anthony Wicklund
Name:	Anthony Wicklund
Title:	Managing Director

AMENDED AND RESTATED SCHEDULE A

List of Portfolios

Forethought Variable Insurance Trust On Behalf of:

Global Atlantic American Funds® Managed Risk Portfolio

Global Atlantic Select Advisor Managed Risk Portfolio